UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

Dover Downs Gaming & Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 1-16791

Delaware	51-0414140
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway
Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (302) 674-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry Into a Material Definitive Agreement.

Dover Downs Gaming & Entertainment, Inc. (NYSE: DDE) (“Gaming”) and Dover Motorsports, Inc. (NYSE: DVD) (“Motorsports”) announced today that they have entered into a definitive agreement to combine their businesses through a merger under which Motorsports would become a wholly-owned subsidiary of Gaming and Motorsports stockholders will receive a fixed number of shares of common stock of Gaming for each share of common stock or class A common stock of Motorsports.

The merger agreement has been unanimously approved by the Board of Directors of each of Gaming and Motorsports.

A copy of the joint press release announcing the merger and setting forth the exchange ratio is attached to this Form 8-K.

Item 7.01  Regulation FD Disclosure.

The Company has engaged investment banking firms in the past to explore strategic alternatives and opportunities to enhance stockholder value, including Morgan Stanley & Co. Incorporated in 2003 and 2004, Bear, Stearns & Co. Inc. in 2007 and JP Morgan Securities Inc. in 2009.  None of those engagements resulted in any formal offers to acquire the company.  Raymond James LLP had an initial meeting with the management of the Company in December of 2008 relative to the possible combination of the Company with Dover Motorsports, Inc., but no formal engagement letter was entered into by the Company at that time and no presentations were made to the Company’s Board of Directors until Raymond James was formally retained relative to this transaction in August of 2010.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

99.1         Joint Press Release dated September 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Downs Gaming & Entertainment, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: September 27, 2010

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Joint Press Release dated September 27, 2010